Exhibit 3.39

10/21/98 WED 15:02 FAX 312 861 2200 57 2	Kirkland & Ellis	STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 10/21/1998 981406867 - 2958104	002

CERTIFICATE OF FORMATION

OF

AVALON CABLE LLC

This Certificate of Formation is being executed as of October 21, 1998, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq.

The undersigned, being duly authorized to execute and file this Certificate, does hereby certify as follows:

1. Name. The name of the limited liability company is Avalon Cable LLC (the “Company”).

2. Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 1209 Orange Street, City of Wilmington, New Castle County, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

By:	/s/ Barbara A. Beach
Barbara A. Beach, an Authorized Person

I:\SHARED\BBEACH\ABRY\AvalonLLCwpd.wpd

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/07/1999 991520658 - 2958104

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

AVALON CABLE LLC

AVALON CABLE LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1. Article 2 of the Certificate of Formation of the Limited Liability Company is hereby amended as follows:

The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, Dover, DE 19901, County of Kent. The name of the registered agent at such address is CorpAmerica, Inc.

2. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said company has caused this Certificate to be signed by an authorized person this 6th day of December, 1999.

/s/ Marcy Lifton
Name: Marcy Lifton
Authorized Person

CERTIFICATE OF AMENDMENT

OF

AVALON CABLE LLC

AVALON CABLE LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1. Article 1. of the Certificate of Formation of the Limited Liability Company is hereby amended to read as follows:

1. Name. The name of the Limited Liability Company is CC V HOLDINGS, LLC

2. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said company has caused this Certificate to be signed by an authorized person this 14th day of December, 1999.

/s/ Linda C. Reisner, Vice President
Name: Linda C. Reisner, Vice President
Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/14/1999 991538103 - 2958104

CERTIFICATE OF MERGER OF

CHARTER GONE PENNSYLVANIA, LLC

a Pennsylvania limited liability company

INTO

CC V HOLDINGS, LLC

a Delaware limited liability company

It is hereby certified that:

1.	The constituent entities participating in the merger are:

(i)	Charter Gone Pennsylvania, LLC, a Pennsylvania limited liability company; and

(ii)	CC V Holdings, LLC, a Delaware limited liability company.

2.	An Agreement of Merger has been approved and executed and acknowledged by each of the constituent entities in accordance with the provisions of subsection (b) of Section 18-209 of the Delaware Limited Liability Company Act.

3.	The name of the surviving entity is CC V Holdings, LLC.

4.	The Certificate of Formation of CC V Holdings, LLC shall be the Certificate of Formation of the surviving entity.

5.	The executed Agreement of Merger is on file at the principal place of business of CC V Holdings, LLC located at the following address:

12444 Powerscourt Drive, Suite 400

St. Louis, Missouri 63131

6.	A copy of the Agreement of Merger will be furnished by CC V Holdings, LLC, on request and without cost, to any person holding a membership interest in Charter Gone Pennsylvania, LLC, or CC V Holdings, LLC.

7.	For accounting purposes only, this Certificate of Merger is effective as of November 29, 1999.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:01 AM 12/22/1999 991556370 - 2958104

IN WITNESS WHEREOF, CC V Holdings, LLC, a Delaware limited liability company has caused this Certificate to be executed by a duly authorized person thereof as of this 22nd day of December, 1999.

CC V HOLDINGS, LLC

By:	/s/ Curtis S. Shaw
Name: Curtis S. Shaw
Title: Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 07/18/2002 020459972 - 2958104

Certificate of Amendment to Certificate of Formation

of

CC V HOLDINGS, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CC V Holdings, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on July 11, 2002

/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

DE LL D-:CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)

State of Delaware Secretary of State Division of Corporations Delivered 05:04 PM 07/08/2003 FILED 04:55 PM 07/08/2003 SRV 030449332 - 2958104 FILE

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF AMENDMENT

OF

CC V HOLDINGS, LLC

a Delaware limited liability company

CC V HOLDINGS, LLC, a Delaware limited liability company (the “Company”), pursuant to Section 18-211 of the Delaware Limited Liability Company Act, hereby certifies as follows:

1. The Certificate of Amendment of AVALON CABLE LLC (the “Certificate of Amendment”) filed with the Delaware Secretary of State on December 14, 1999, is an inaccurate record of the Company.

2. Paragraph 1 of the Certificate of Amendment inaccurately stated the name to which the name of the Company was being changed.

3. Paragraph 1 of the Certificate of Amendment, in correct form, should read in its entirety as follows:

“1. Article 1 of the Certificate of Formation of the Limited Liability Company is hereby amended to read as follows:

“1. Name. The name of the Limited Liability Company is CC V Holdings, LLC.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed by its Authorized Person this 8th day of July, 2003.

/s/ Marcy Lifton
Marcy Lifton, Authorized Person

I:\CORPSECY\LLC Formation\Corrections\CC V

Holdings (Avalon Cable) rename.DOC

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION INTO

DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is CC V Holdings, LLC and the name of the corporation being merged into this surviving limited liability company is CC V Holdings Finance, Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.

THIRD: The name of the surviving limited liability company is CC V Holdings, LLC.

FOURTH: The merger is to become effective on November 17, 2006.

FIFTH: The Agreement of Merger is on file at 12405 Powerscourt Drive, St. Louis, MO 63131, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

State of Delaware Secretary of State Division of Corporations Delivered 11:04 AM 11/17/2006 FILED 11:04 AM 11/17/2006 SRV 061055551 - 2958104 FILE

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, the 15th day of November, A.D., 2006.

By:	/s/ Richard R. Dykhouse
Authorized Person

Name:	Richard R. Dykhouse
Print or Type

Title:	Vice President